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                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, J. ROBERT HORST, EARL R. FRANKLIN, MARK HENNESSEY or MICHAEL C. MCLEAN his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Axcelis Technologies, Inc., formerly known as Eaton Semiconductor Equipment Inc., a Delaware corporation, (the "Corporation"), to any and all registration statements and amendments filed with the Securities and Exchange Commission with respect to an aggregate amount of up to 20% of the Company's outstanding equity, giving and granting unto each such attorney-in-fact full power and authority to do and perform, every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall not apply to any registration statement or amendment filed after February 28, 2001.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 4th day of May, 2000.


/s/ Brian R. Bachman
---------------------------------
Brian R. Bachman, Vice Chairman
and Chief Executive Officer;
Principal Executive Officer;
Director



/s/ Alexander M. Cutler
---------------------------------
Alexander M. Cutler, Director



/s/ Stephen R. Hardis
---------------------------------
Stephen R. Hardis, Director



/s/ Kevin M. Bisson
---------------------------------
Kevin M. Bisson,
Principal Financial and
Accounting Officer